UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2013 (April 4, 2013)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2013, Stephen R. Attwood, the President and Chief Operating Officer of Quality Distribution, Inc. (the “Company”), announced his intention to retire from the Company on April 30, 2013. Mr. Attwood will continue to serve in his current positions until his retirement. The Company has no current plan to fill Mr. Attwood’s positions upon his retirement.

In connection with his retirement, the Company and Mr. Attwood entered into an Agreement of Separation and Release (the “Separation Agreement”). In accordance with the Separation Agreement and in recognition of his valuable contributions to the Company, Mr. Attwood will be entitled to an amount equal to approximately $45,000, in respect of his annual cash bonus at target prorated through April 30, 2012, paid at the same time as annual cash bonuses are normally paid, amounts aggregating $275,000, equivalent to a year’s salary, payable in accordance with the normal payroll cycles of the Company for 52 weeks, and continuing coverage under the Company’s health plan for 52 weeks. These benefits are in accordance with the benefits to which Mr. Attwood would be entitled upon termination by him for good reason under his Employment Agreement dated as of July 28, 2008, as amended by that certain Modification to Terms of Employment dated as of December 30, 2012 (collectively, the “Employment Agreement”). In addition, Mr. Attwood will be permitted to exercise vested options through February 4, 2014 and the following equity awards previously granted to him will be allowed to continue to vest as if Mr. Attwood were still employed by the Company: options with respect to 18,750 shares of the Company’s stock granted on November 4, 2009 and scheduled to vest on November 4, 2013, 12,500 shares of restricted stock granted on November 4, 2009 and scheduled to vest on November 4, 2013, and 10,250 shares of restricted stock granted on February 13, 2012 and scheduled to vest on February 13, 2014.

Under the Separation Agreement, Mr. Attwood has granted the Company a general release of all claims. Mr. Attwood also agreed to extend his existing prohibition under the Employment Agreement on competing with the Company or soliciting its customers or employees to a period of 24 months following the cessation of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: April 4, 2013	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer